Exhibit 99

PRESS RELEASE

Mission Viejo, CA – DYNATEM, INC. (DYTM), today announced that its Board of Directors has approved a program to repurchase up to $300,000 of the Company’s outstanding shares of common stock. The Company has 1,549,226 shares of common stock outstanding as of August 31, 2003.

Under the repurchase plan, the Company has the authority to repurchase shares in the open market or through negotiated transactions, from time to time, in compliance with SEC requirements and subject to market conditions. Unless extended by the Board of Directors, the repurchase plan will terminate on the earliest of October 15, 2004, repurchase of shares with an aggregate value of $300,000 or the decision of the Board of Directors.

Dynatem, Inc. designs, manufactures, distributes and markets more than 250 products or product variations including microcomputers, microcomputer systems, microcomputer modules, software and peripherals. The Company’s website is www.dynatem.com. For further information contact Michael Horan, President, at (949) 855-3235.